UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

ESAB Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Rose Avenue, 8th Floor

North Bethesda, MD 20852

(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 18, 2022, ESAB Corporation (“ESAB”) closed the previously announced underwritten offering of 6,003,431 shares of its common stock previously owned by Enovis Corporation (“Enovis”), ESAB’s former parent company, at a price of $40.00 per share (before underwriting discounts and commissions). ESAB did not sell any shares and did not receive any proceeds from the sale of the shares in the offering, nor did it receive any proceeds from the debt-for-equity exchange (as described below).

Prior to the closing of the offering, Enovis exchanged 6,003,431 shares of ESAB common stock for indebtedness of Enovis owned by Goldman Sachs & Co. LLC. Goldman Sachs & Co. LLC, as the selling stockholder in the offering, sold these shares of ESAB common stock to the underwriters in connection with the offering.

The shares were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated November 15, 2022, among ESAB, Enovis, Goldman Sachs & Co. LLC, as selling stockholder, and Goldman Sachs & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1

Underwriting Agreement, dated November 15, 2022, among ESAB Corporation, Enovis Corporation, Goldman Sachs & Co. LLC, as selling stockholder, and Goldman Sachs & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2022		ESAB Corporation

	By:	/s/ Kevin Johnson
	Name:	Kevin Johnson
	Title:	Chief Financial Officer